Filed Pursuant to Rule 433

Dated May 11, 2020

Registration Statement No. 333-233255

CIM Commercial Trust Corporation NASDAQ: CMCT TASE: CMCT-L May 2020 www.cimcommercial.com ©2020 CMCT CMCT CIM Commercial Trust Corporation Securities distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC

Important Disclosures

Free Writing Prospectus | CIM Commercial Trust Corporation Investor Presentation Q1 2020

Filed Pursuant to Rule 433 | Dated May 11, 2020 | Registration Statement No. 333-233255

CIM Commercial Trust Corporation (“CMCT”) has filed a registration statement (including a base prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering of Series A Preferred Stock and Series D Preferred Stock to which this communication relates. Before you invest, you should read the base prospectus, dated December 4, 2019, in that registration statement, the prospectus supplement for the Series A Preferred Stock and Series D Preferred Stock, dated January 28, 2020, as supplemented by Supplement No. 1 thereto, dated April 9, 2020, and other documents CMCT has filed with the SEC for more complete information about CMCT and the offering. You may request to receive a prospectus by calling toll-free at 1-866-341-2653.

Reverse Stock Split

On September 3, 2019, CMCT effected a 1-for-3 reverse stock split (the “Reverse Stock Split”) on its common stock, par value $0.001 per share. Unless otherwise specified, all CMCT common stock and per share of CMCT common stock amounts set forth in this presentation have been adjusted to give retroactive effect to the Reverse Stock Split.

www.cimcommercial.com |©2020 CMCT | CMCT CIM Commercial Trust Corporation | Securities distributed by affiliate broker-dealer: CCO Capital, LLC, member: FINRA / SIPC

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Important Disclosures Forward-looking Statements The information set forth herein contains forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts or discuss the business and affairs of CMCT on a prospective basis. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “target,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue,” “potential,” “forecast,” “seek,” “plan,” or “should” or the negative or other words or expressions of similar meaning, may identify forward-looking statements. This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements about CMCT's outlook for net income (loss), NOI and derivations thereof. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT's management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the scope, severity and duration of the current pandemic of the novel coronavirus, or COVID-19, and actions taken to contain the pandemic or mitigate its impact, (ii) the potential adverse effect of the COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of CMCT and its tenants and business partners, the real estate market and the global economy and financial markets, (iii) the timing, form, and operational effects of CMCT's development activities, (iv) the ability of CMCT to raise in place rents to existing market rents, (v) fluctuations in market rents, including as a result of COVID-19, and (vi) general economic, market and other conditions. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this earnings release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. For a further list and description of the risks and uncertainties inherent in forward-looking statements, see CMCT's Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Forward-looking statements are not guarantees of performance or results and speak only as of the date such statements are made. CMCT undertakes no obligation to publicly update or release any revisions to its forward-looking statements, whether to reflect new information, future events, changes in assumptions or circumstances or otherwise, except as required by law. 2

CIM Commercial Trust As of March 31, 2020. As of December 31, 2019. See NAV estimate table on page 28. See Important Information on page 31. As of December 31, 2019. See Important Information on page 31. Includes CIM Group and its affiliates, as well as officers and directors of CMCT. Eight office properties, one hotel and two ancillary properties1 Managed by CIM Group, L.P. (“CIM” or “CIM Group”) - owner/operator of $29.6 billion of real assets3 NASDAQ: CMCT TASE: CMCT-L Owner and operator of Class A and creative office assets in vibrant and improving metropolitan communities $416 million Net Asset Value (“NAV”) ($28.49 per share)2 1.3 million rentable square feet of office and 503 hotel rooms1 High barrier-to-entry, metropolitan focus Three value-enhancing redevelopments in progress in Northern California, Los Angeles and Austin Insiders4 own ~20.5% of CMCT common stock as of May 7, 2020 3

COVID-19 Update – Taking Proactive Steps 4 Maximize rent collections & occupancy CMCT received ~90% of rent collections in April 2020 excluding parking Offer eligible tenants access to Paycheck Protection Program through CMCT’s lending division Help tenants better understand the government programs that are available to them Seek to maintain occupancy by balancing collections; eliminating the need to spend capital to backfill space Review all costs and capital expenditures Replaced base service fee (~$1.1 million per year, subject to inflation) with an incentive fee1 Incentive fee hurdle for 1Q20 would have been $0.23 per share of common stock based on CMCT’s average adjusted common stockholders’ equity for such quarter Bolster liquidity to execute on acquisition and investment opportunities New $10 million revolving credit facility which matures in May 2022 Direct access to the Federal Reserve to fund Paycheck Protection Program loans Increase preferred stock fundraising efforts by temporarily increasing commissions Preparing for re-opening Establish controls for building ingress and egress Promote social distancing with building signage Minimize furniture in common areas Increase janitorial services For more information, see the amendment dated May 11, 2020 to CMCT’s Master Services Agreement, a copy of which is filed as an exhibit to CMCT’s Form 10Q filed on May 11, 2020.

Total Returns Based on NAV2,3 NAV per Share + Dividends Maximizing Returns For Stockholders As of March 31, 2020. Total returns includes changes in stock price or NAV per share, as applicable, and includes all dividends declared and paid. With respect to CMCT, includes dividends paid on common stock from March 31, 2014 to March 31, 2020. Please see the estimated net asset value table on page 28 and see “Net Asset Value (NAV)” under “Important Information” with respect to the methodology of the calculation of the NAV of CMCT on page 31. “U.S. Office REITs” reflects the weighted average historical stock price and NAV performance of the companies included in the SNL US REIT Office Index as of March 31, 2020 based, for all periods indicated, on the weights attributed to each such company by such index as of March 31, 2020. The SNL US REIT Office Index is an index of certain publicly traded office REITs in the United States. The characteristics of the portfolios of assets of such companies included in “U.S. Office REITs” may differ significantly from the characteristics of CMCT’s portfolio of assets. “U.S. Office REITs” may therefore not be an appropriate benchmark for the performance of CMCT. Past performance is not a guarantee of future results. The data used in this chart is derived from SNL and filings with the SEC. The amounts of regular and special cash dividends per share are based on the number of shares outstanding as of the applicable record dates. All amounts have been adjusted to give retroactive effect to the Reverse Stock Split. Past performance is not indicative of future results. CMCT is the product of a merger (the “Merger”) between a subsidiary of CIM Urban REIT, LLC (“CIM REIT”), a fund operated by CIM Group, and PMC Commercial Trust (“PMC”), a publicly traded mortgage real estate investment trust, consummated in Q1 2014. Represents dividends paid on our common stock from January 1, 2014 through March 31, 2020. Excludes a special dividend paid to PMC Commercial Trust’s stockholders in connection with the Merger, but includes 2014 dividends received by CIM REIT stockholders prior to the Merger and dividends on convertible preferred stock received by Urban Partners II, LLC, an affiliate of CIM REIT and CIM Group, on an as converted basis, in the Merger. The per share equivalent in proceeds from CMCT’s June 2016 tender offer is $6.45, calculated by dividing $210,000,000, the amount used by CMCT to purchase shares of common stock of CMCT in the tender offer, by 32,558,732, the number of shares of common stock outstanding immediately prior to such tender offer, as adjusted to give retroactive effect to the Reverse Stock Split. Cumulative Cash Distributions Per Share of Common Stock5,6,7 Active and strategic portfolio management to maximize returns to stockholders CMCT has sold $2.3 billion of assets since going public in 20141 5 (10%) 0% 10% 20% 30% 40% 50% 60% CMCT US Office REITs 4 $2.63 $5.25 $14.33 $25.08 $26.58 $69.48 $69.55 $0 $10 $20 $30 $40 $50 $60 $70 2014 2015 2016 2017 2018 2019 2020 YTD 6 7

Significant Embedded Organic Growth Opportunity From Outsized Growth In Key Gateway Markets CIM Commercial Trust – Key Investment Highlights High Quality Class A and Creative Office Portfolio 2 Deep Commercial Property Expertise Through Relationship with CIM Group; Insiders1 own ~20.5% of CMCT common stock2 1 Equity-Enhancing, Growth-Oriented Capital Structure External Growth Opportunity – Acquisitions & Select Redevelopment and Build-to-Suit 3 5 4 Includes CIM Group and its affiliates, as well as officers and directors of CMCT. Based on 14,827,410 shares of CMCT common stock outstanding as of May 7, 2020. 6

CMCT CIM Group Overview

Established Established in 1994 as an integrated owner and operator of real assets As of March 31, 2020. As of December 31, 2019. See Important Information on page 31. Strategies Real assets (infrastructure and real estate) focused in communities qualified by CIM as well as national credit (net-lease and debt) platforms Vertically-Integrated Multi-disciplinary expertise and in-house research, acquisition, credit analysis, development, finance, leasing and onsite property management capabilities Organization Approximately 1,085 employees (14 principals including all of its founders, 630 professionals)1 Office Locations Headquartered in Los Angeles, CA, with offices in Chicago, IL, Dallas, TX, New York, NY, Orlando, FL, Phoenix, AZ, the San Francisco Bay Area, the Washington DC Metro Area and Tokyo, Japan Assets Owned and Operated $29.6 billion2 1 Overview of CIM 8

CIM Competitive Advantages Diverse Team of In-House Professionals Commitment to Community Disciplined Approach Led by 14 principals (including the three original founders) with average CIM tenure of 14 years Vertically-integrated, real assets owner and operator with expertise across in-house research, acquisition, credit analysis, development, finance, leasing and onsite property management, working across multiple markets, asset classes and strategies Investments team responsible for entire life cycle of each asset; compensation is aligned with that of CIM’s partners and co-investors Sector-agnostic focus on specific metropolitan submarkets (“Qualified Communities”) exhibiting: Market values that are below long-term intrinsic values or Underserved or transitional areas with dedicated resources that CIM believes will lead to outsized revenue growth and/or asset appreciation Extensive capital deployment in Qualified Communities has yielded long-term relationships and a proprietary origination channel Bring goods, services, employment and support needed for communities to be successful Regardless of the market cycle, CIM employs a strict discipline in qualifying communities as well as underwriting projects and potential acquisitions CIM employs detailed underwriting, conservative leverage and proprietary research 1 2 3 1 9

Since 1994, CIM has qualified 135 communities in high barrier-to-entry markets and has owned and operated real assets in 75 of those communities1. The qualification process generally takes between six months and five years and is a critical component of CIM’s asset evaluation CIM believes that its community qualification process provides it with a significant competitive advantage when acquiring real assets 8 Qualification Criteria Transitional Metropolitan Districts Thriving Metropolitan Areas Population growth Broad public support for CIM’s approach Evidence of private funding from other institutional owners and operators Underserved niches in the community’s real estate infrastructure Potential to deploy a minimum of $100 million of opportunistic equity within five years Positive population trends Public support for acquisitions Opportunities below intrinsic value Potential to deploy a minimum of $100 million of opportunistic equity within five years Community Focused Real Assets Strategy 1 As of May 7, 2020. 10

Growth in CIM Qualified Communities vs. National Downtowns vs. National Suburbs CIM qualifies communities for acquisition (135 qualified as of May 7, 2020, 75 deployed capital). CIM Qualified Communities exhibit strong growth trends, which CIM believes will lead to outsized rental growth and/or capital appreciation. Since initial acquisition, CIM’s Qualified Communities have outperformed average national downtowns by approximately 43% and average national suburbs by over 173%1 Community Focused Strategy-CIM Qualified Communities 1 Based on growth of Class A office rents, sourced from CBRE Outlook Dashboard, as of March 31, 2019. Site accessed April 2020. 2020 11 -10% 30% 70% 110% 150% CIM Qualified Communities Average National Downtowns Average National Suburbs

Resources & Expertise of Institutional Owner Operator Richard Ressler CIM Group Principal CMCT Chairman of the Board 26th Year at CIM Avi Shemesh CIM Group Principal CMCT Board Member 26th Year at CIM Shaul Kuba CIM Group Principal CMCT Board Member 26th Year at CIM David Thompson CMCT CEO 10th Year at CIM Founder of Orchard Capital and Chairman of Executive Committee of CIM Group, Orchard First Source Asset Management and OCV Chairman of the Board of j2 Global (NASDAQ: JCOM); previously served as CEO Previously worked at Drexel Burnham Lambert and began his career as an attorney with Cravath, Swaine and Moore Previously Co-Founder of Dekel Development, a developer of commercial and multifamily properties in Los Angeles Previously involved in a number of successful entrepreneurial real estate activities, including Dekel Development (Los Angeles commercial and multifamily developer) Previously spent 15 years with Hilton Hotels Corporation, most recently as Senior Vice President and Controller Began career as a C.P.A. at Arthur Andersen & Co. Nathan DeBacker CMCT CFO 2nd Year at CIM Previously was Senior Vice President and Chief Financial Officer of Cole REITs, at VEREIT Began career as an auditor at Ernst & Young CIM Group Co-Founders CMCT Management Jan Salit CMCT President & Secretary 6th Year at CIM Previously was Chairman of the Board, CEO and Secretary of PMC Commercial Trust Prior to CEO role, held Chief Operating Officer and Chief Investment Officer roles with PMC Commercial Trust (joined predecessor firm in 1993) 1 12

CIM Group Commitment to CMCT Insiders1 own ~20.5% of CMCT common stock2 Management and Corporate Governance CMCT’s Board includes CIM Group’s three co-founders (Richard Ressler, Avi Shemesh, and Shaul Kuba) Strong Market Knowledge and Sourcing CMCT benefits from CIM Group’s identification of Qualified Communities, sourcing capabilities and access to resources of vertically integrated platform Management Agreement / Master Services Agreement Tiered asset management fee based on fair value of real properties and associated assets of CMCT Quarterly fee assessed as a percentage of assets: <$500 million = 0.2500% $500 million - $1,000 million = 0.2375% $1,000 million - $1,500 million = 0.2250% $1,500 million - $4,000 million = 0.2125% $4,000 million - $20,000 million = 0.1000% Plus reimbursement of shared services at cost (accounting, tax, reporting, etc.) Permanently eliminated ~$1.1 million annual base service fee starting in 2Q20 and replaced with an incentive fee Incentive fee is 15% of CMCT’s quarterly core funds from operations in excess of a quarterly threshold equal to 1.75% (i.e., 7% on an annualized basis) of CMCT’s average adjusted common stockholders’ equity3 Perpetual term 1 Alignment of Interests Includes CIM Group and its affiliates, as well as officers and directors of CMCT. Based on 14,827,410 shares of CMCT common stock outstanding as of May 7, 2020. For more information, see the amendment dated May 11, 2020 to CMCT’s Master Services Agreement, a copy of which is filed as an exhibit to CMCT’s Form 10Q filed on May 11, 2020. 13

CMCT CMCT Overview

CMCT History Transition from Private Fund to High-Quality Public REIT October 2018 Announced Program to Unlock Embedded Value in Our Portfolio and Improve Trading Liquidity of Our Common Stock3 August 2019 – September 2019 Paid $613 million special dividend ($42.002 per share) to common stockholders Effectuated 1:3 Reverse Stock Split on the ex-dividend date (September 3, 2019) 2 Shares were repurchased in three privately negotiated transactions indirectly from CIM Urban REIT. In connection with these share repurchases, CMCT paid special cash dividends totaling $6.5 million that allowed the common stockholders that did not participate in the repurchases to receive the economic benefit of such repurchases. Special cash dividends are not included in the above amount. Amounts have been adjusted to give retroactive effect to the Reverse Stock Split. The Program to Unlock Embedded Value in Our Portfolio and Improve Trading Liquidity of Our Common Stock (the "Program") was intended to monetize stabilized assets to unlock embedded value in CMCT's portfolio that had been created since 2006. The Program included (i) the sale of 10 properties during 2019 for a combined gross sales price of $991 million, (ii) the payment of a special dividend of $42.00 per share of common stock on August 30, 2019, and (iii) the liquidation of CIM REIT, a CIM-operated vehicle and former indirect principal shareholder of CMCT. February 2005 – June 2006 CIM Group formed CIM REIT with 24 private institutional investors November 2015 – December 2016 Sold commercial mortgage loan portfolio, commercial real estate lending subsidiary, and three properties for a combined gross sales price of $217 million September 2016 – December 2017 $966 million repurchase of CMCT common stock (approximately 14.6 million shares @ $66 per share)1,2 March 2019 – July 2019 Completed sale of 10 properties for a combined gross sales price of $991 million March 2017 – December 2017 Completed sale of 12 properties for a combined sales price of $1,093 million June 2016 $210 million tender offer for CMCT common stock (approximately 3.3 million shares @ $63 per share)2 March 2014 CIM REIT completed its merger with PMC Commercial Trust, a publicly traded mortgage REIT 15

High Quality Class A & Creative Office Portfolio Represents gross monthly base rent, as of March 31, 2020, multiplied by 12. The amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Represents trailing three-month occupancy as of March 31, 2020, calculated as the number of occupied rooms divided by the number of available rooms. Represents trailing three-month RevPAR as of March 31, 2020, calculated as room revenue divided by the number of available rooms. Represents gross monthly contractual rent under parking and retail leases commenced as of March 31, 2020, multiplied by 12. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Growth-Focused Portfolio (As of March 31, 2020) Geographic Diversification1 Annualized Rent by Location (Excludes Hotel and Ancillary Properties) 2 16 Los Angeles Oakland Austin San Francisco Office: Location Sub-Market Rentable Square Feet ("SF") % Occupied % Leased Annualized Rent Per Occupied SF 1 Oakland, CA 1 Kaiser Plaza Lake Merritt 537,811 94.1% 94.1% 44.86 $ San Francisco, CA 1130 Howard Street South of Market 21,194 100.0% 100.0% 78.61 Los Angeles, CA 11620 Wilshire Boulevard West Los Angeles 195,480 92.4% 92.8% 45.51 4750 Wilshire Boulevard Mid-Wilshire 141,310 21.5% 21.5% 47.92 9460 Wilshire Boulevard Beverly Hills 97,035 86.6% 86.6% 102.25 11600 Wilshire Boulevard West Los Angeles 56,697 92.9% 92.9% 55.87 Lindblade Media Center West Los Angeles 32,428 100.0% 100.0% 57.57 Austin, TX 3601 S Congress Avenue South 183,885 97.3% 98.5% 39.54 TOTAL 1,265,840 85.8% 86.1% 50.20 $ Hotel: Location Sub-Market Number of Rooms % Occupied 2 Revenue Per Available Room (RevPAR) 3 Sacramento, CA Sheraton Grand Hotel Downtown/Midtown 503 65.8% 109.58 $ Ancillary: Location Sub-Market Rentable Square Feet (Retail) % Occupied (Retail) Annualized Rent (Parking and Retail) (in thousands) 4 Sacramento, CA Sheraton Grand Hotel Parking Garage & Retail Downtown/Midtown 9,453 100.0% 2,977 $ Oakland, CA 2 Kaiser Plaza Lake Merritt - - -

Embedded Growth Opportunity: Los Angeles CIM Group: 60+ Los Angeles Investments Over 25 Years2 Tech, media and entertainment demand driving growth Major content creators such as Netflix, Google, Apple, and Amazon Studios lease 3.1+ million SF of office and production space across West Los Angeles and Hollywood1 High barrier-to-entry/supply constrained given regulatory environment Affluent population base CIM Group is headquartered in Los Angeles CIM Group’s Los Angeles real estate experience: 10 million+ SF of project experience across opportunistic, value-add and stabilized strategies Currently owns over 20 assets valued at over $3 billion; including nine office assets with 2.3 million SF Beverly Hills (9460 Wilshire Boulevard): Severe supply constraints with significant barriers to entry; tenant demand driven by finance and entertainment Adjacent to the Four Seasons Beverly Wilshire Hotel and Rodeo Drive Culver City (Lindblade Media Center): A preferred location for tech, entertainment and media tenants; Santa Monica office demand gravitating southeast Park Mile/Hancock Park (4750 Wilshire Boulevard): Centrally located; attracting tenants priced out by significant rent increases in nearby Hollywood (in which rents are approaching $60 PSF) Brentwood (11600 & 11620 Wilshire Boulevard): Strong demand from executives who prefer a shorter commute; cost-effective alternative to Santa Monica One block west of I-405 freeway; nearby UCLA Medical Center, St. John’s Hospital and Veterans Administration Hospital provide consistent demand for medical office CMCT Los Angeles Office Portfolio Key Los Angeles Office Themes 3 1 2 3 4 Source: Los Angeles County Economic Development Corporation (January 2019). As of December 31, 2019. 17

Embedded Growth Opportunity: Oakland Relative Value vs. San Francisco Central Business District (“CBD”) (Class A asking rents)1: San Francisco - $82.05 Oakland - $56.60 Office building development has been tempered in the East Bay, with current under construction office space equivalent to 0.3% of the market's total existing inventory1 Proposition M: San Francisco office development limited to 875,000 square feet per year Proposition E: Effective October 2020, Prop E will further reduce new office development in San Francisco, tying new approvals to the amount of affordable housing built in the city Class A CBD vacancy of 7.9%2 CMCT In-Place Rent3,4 $44.86 Class A Asking Rents1 $56.60 Source: CoStar April 2020 Market Report. Source: CBRE Q1 2020 Marketview Snapshot. As of March 31, 2020. Represents gross monthly base rent per square foot under leases commenced as of March 31, 2020, multiplied by 12. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail. CMCT Assets Asset Type Rentable SF3 Leased %3 Annualized Rent Per Occupied SF3,4 1 Kaiser Plaza Office 537,811 94.1% $44.86 2 Kaiser Plaza Office Development 3 1 3 4 2 Favorable Office Dynamics Transportation: All six BART lines and every major Bay Area highway run through Oakland Amenities Base: Oakland has emerged as a “cool” place to live and work Residential Development: ~10,000 new expected units in 2020-2021 (v. ~173,500 existing)1 Residential Monthly Asking Rents1 San Francisco - $3,103 Downtown Oakland - $2,655 A Vibrant Community CIM Investments CMCT Investments 18

Embedded Growth Opportunity: Austin Diverse Employment Sources – government, education and tech Austin is home to many large U.S. corporations including Amazon, Facebook, Apple, Cisco, eBay, GM, Google, IBM, Intel, Oracle, Paypal, 3M and Whole Foods Sustained, rapid market office rent growth Five year increase of 40% (2014-2019)1 Vacancy South Austin submarket – 5.8%1 Population growth Ten year historical growth rate of 2.6% (versus 0.7% in the U.S.)1 Five year forecast growth rate of 1.5% (versus 0.5% in the U.S.) 1 Employment growth Ten year historical growth rate of 2.9% (versus 0.6% in the U.S.)1 CMCT In-Place Rent2,3 $39.54 Class A Asking Rents1 $46.39 Source: CoStar April 2020 Office Market Report. As of March 31, 2020. Represents gross monthly base rent per square foot under leases commenced as of March 31, 2020, multiplied by 12. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail. CMCT Asset Asset Type Rentable SF2 Leased %2 Annualized Rent Per Occupied SF2,3 3601 South Congress Office 183,885 98.5% $39.54 3 1 3 4 2 5 6 Compelling Growth Market 19

Redevelopment In Progress: Austin 4 Rendering of “Building L” – Expansion to Existing Campus 3601 South Congress- Existing Buildings 3601 S. Congress Avenue Expansion - Mid-2020 Expected Completion Approximately 42,000 SF add-on building to existing 183,885 SF office complex (existing property is 98.5% leased as of March 31, 2020) Two-story creative office building designed to accommodate either a single user or two single-floor tenants ~$15.3 million development ($8.9 million spent as of March 31, 2020) Targeting ~8% return on cost upon stabilization Location Sub-Market Potential Rentable SF Product Austin, TX South 42,000 Office 20

Redevelopment: Los Angeles 4 4750 Wilshire Boulevard - Repositioning Being repositioned into vibrant, collaborative office space following the expiration of a lease agreement for 100% of the property in April 2019 ~$14.5 million redevelopment ($1.6 million spent as of March 31, 2020)1 Centrally located in Park Mile / Hancock Park location with both nearby executive housing (Hancock Park) and millennial housing and lifestyle amenities (Hollywood and Miracle Mile) Short drive time to Hollywood/West Hollywood (10 minutes), Beverly Hills/Culver City/Downtown LA (20 minutes) and Santa Monica (30 minutes) CIM Group leased ~30,000 square feet in 2Q’19 for an annualized rent of $47.922 per square foot representing a 73% lease spread from prior lease (4750 Wilshire is adjacent to CIM Group’s headquarters) Location Sub-Market Rentable SF Product Los Angeles, CA Mid-Wilshire 141,310 Office The vast majority of development has been suspended due to COVID-19. Represents gross monthly base rent per square foot under leases commenced as of March 31, 2020, multiplied by 12. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. 21

Redevelopment: Sacramento 4 Sheraton Grand Sheraton Grand Renovation Simultaneous With Expansion/Renovation of Adjacent Sacramento Convention Center $340 million renovation/expansion of the Sacramento Convention Center Adds new meeting rooms and exhibit halls Scheduled to be completed in late 20201,2 Part of a larger project (C3) that also renovates adjacent auditorium and theater Location Sub-Market Product Sacramento, CA Downtown/Midtown Hotel Room Renovations ~$26.3 million renovation of existing hotel to drive average daily rate and increase group bookings ($2.2 million spent as of March 31, 2020) Target 15%+ return on cost Expecting to renegotiate Marriott Hotel Management Agreement; switch to franchise model with separate management Complete renovation of all guestrooms, food & beverage amenities, public areas, meeting rooms and amenities Isolate disruption to coincide with expansion/renovation of adjacent convention center (see below) Longer term, potential development of a new hotel tower, multifamily or build-to-suit office on top of owned garage and retail Source: City of Sacramento (www.cityofsacramento.org) The vast majority of development has been suspended due to COVID-19. 22

Growth Pipeline: Oakland Potential Build-to-Suit Rendering of Proposed 2 Kaiser Plaza (Beacon Tower), Oakland, CA 4 1 Kaiser Plaza – Existing Building Bay Area 2 Kaiser Plaza (Beacon Tower) Build-to-suit opportunity Currently marketing development to potential anchor tenants Entitled for 425,000-800,000 SF office Currently utilized as surface parking lot Location Sub-Market Potential Rentable SF Product Oakland, CA Lake Merritt 425,000 – 800,000 Office Opportunity to Generate Value Through Co-Investment, Sale or Build-to-Suit 23

Equity-Enhancing, Growth-Oriented Capital Structure Series A and Series D Perpetual Preferred Stock (Series A: 5.5% coupon; Series D: 5.65% coupon) Continuously offered – bi-monthly issuance CMCT and investor option to call/redeem five years from issuance at $25 per share, plus accrued and unpaid dividends1 Redemption payable in cash or CMCT common stock, at election of CMCT1 Series L Perpetual Preferred Stock at 5.5% coupon CMCT and investor option to call/redeem beginning November 21, 2022 (or earlier in limited circumstances) at $28.37 per share, plus accrued and unpaid dividends2 Redemption payable in cash or CMCT common stock, at election of CMCT2 In November 2019, CMCT repurchased 2,693,580 shares at a price of $29.12 per share (of which $1.39 reflects the amount of accrued and unpaid dividends as of November 20, 2019), as converted to and paid in Israeli New Shekels. 5 Target Capital Structure4 With respect to the Series A and Series D Preferred Stock, shares can be redeemed at the option of the holder during the first five years following the issuance date, subject to a redemption fee as a % of stated value of: 10% in years one and two, 8% in year three, 5% in year four, and 3% in year five, CMCT or the holder may redeem without a fee. After year five, there is no redemption fee. Series A redemptions during the first year following the date of issuance must be paid in cash. With respect to the Series L Preferred Stock, as a general matter, shares can only be redeemed from and after the fifth anniversary of the date of original issuance. Represents gross proceeds from issuances through March 31, 2020, calculated as the number of shares issued net of redemptions, and, with respect to the Series L Preferred Stock, net of 2019 repurchases, multiplied by the stated value per share; proceeds are not net of commissions, fees, allocated costs or discount, as applicable. Common equity based on fair value (see page 28 for the actual components of our capital structure as of December 31, 2019). Debt and preferred equity based on their respective stated value. (in millions) Target capital structure of 45% common equity, 55% debt and preferred equity - seeks to enhance common equity returns with low relative risk Historical Preferred Stock Issuance3 Preferred Stock Program 24 Common Equity 45% Debt and Preferred Equity 55% $1.5 $152.8 $30.4 $39.0 $40.6 $9.2 $0.2 $- $80.0 $160.0 Series L Preferred Stock Series A Preferred Stock Series D Preferred Stock 2016 2017 2018 2019 2020 YTD

Corporate Debt Revolving Credit Facility3 Variable LIBOR+ 1.55%3 10/31/2022 $ 159.5 Junior Subordinated Notes Variable LIBOR+ 3.25% 3/30/2035 27.1 Total Corporate Debt $ 186.6 Total Debt $ 301.7 Debt & Preferred Summary (March 31, 2020)1 Debt Maturity Schedule (March 31, 2020)1 (in millions) Excludes: (a) $10,138,000 of secured borrowings – government guaranteed loans, which represent sold loans that are treated as secured borrowing because the loan sales did not meet the derecognition criteria provided for in ASC 860-30, Secured Borrowing and Collateral, and (b) premiums, discounts and debt issuance costs. In May 2018, we completed a securitization of the unguaranteed portion of certain of our SBA 7(a) loans receivable with the issuance of $38,200,000 of unguaranteed SBA 7(a) loan-backed notes. The SBA 7(a) loan-backed notes are collateralized by the right to receive payments and other recoveries attributable to the unguaranteed portions of certain of our SBA 7(a) loans receivable. The notes mature on March 20, 2043, with monthly payments due as payments on the collateralized loans are received. Based on the anticipated repayments of our collateralized SBA 7(a) loans, at issuance, we estimated the weighted average life of the notes to be approximately 2 years. In October 2018, we entered into a revolving credit facility with a bank syndicate pursuant to which CMCT can borrow up to a maximum of $250,000,000, subject to a borrowing base calculation. The revolving credit facility is secured by deeds of trust on certain properties. Outstanding advances under the revolving credit facility bear interest at (i) the base rate plus 0.55% or (ii) LIBOR plus 1.55%. The revolving credit facility matures in October 2022 and provides for one one-year extension option under certain conditions. The Company borrowed an additional $50,000,000 on the revolving credit facility on April 3, 2020. As of May 7, 2020, approximately $14,900,000 was available for future borrowings. Outstanding Series A Preferred Stock represents total shares issued as of March 31, 2020 of 4,851,367, less redemptions of 24,513 shares, times the stated value of $25.00 per share. Gross proceeds are not net of commissions, fees, allocated costs or discount. Outstanding Series D Preferred Stock represents total shares issued as of March 31, 2020 of 5,980 times the stated value of $25.00 per share. Gross proceeds are not net of commissions, fees, allocated costs or discount. Outstanding Series L Preferred Stock represents total shares issued as of March 31, 2020 of 5,387,160, times the stated value of $28.37 per share. Gross proceeds are not net of commissions, fees, allocated costs or discount. Fixed Debt vs. Floating Debt (March 31, 2020)1 Mortgages Interest structure (fixed/variable etc.) Interest Rate Maturity/ Expiration Date Loan balance (in millions) 1 Kaiser Plaza Fixed 4.14% 7/1/2026 $ 97.1 Total Mortgages 4.14% $ 97.1 Other Debt SBA 7(a) Loan-Backed Notes2 Variable LIBOR+ 1.40% 3/20/2043 $ 18.0 Total Other Debt $ 18.0 Preferred Stock Interest structure (fixed/variable etc.) Coupon Maturity/ Expiration Date Outstanding (in millions) Series A Fixed 5.50% N/A $ 120.74 Series D Fixed 5.65% N/A 0.25 Series L Fixed 5.50% N/A 152.86 Total Preferred Stock $ 273.5 Total Debt + Preferred Stock $ 575.2 Equity-Enhancing, Growth-Oriented Capital Structure 5 Excluding SBA 7(a) Loan Backed Notes Including SBA 7(a) Loan Backed Notes 25 $0.5 $1.1 $160.6 $1.3 $0.8 $137.4 2020 2021 2022 2023 2024 Thereafter Fixed 34% Floating 66% Fixed 32% Floating 68%

Significant Embedded Organic Growth Opportunity From Outsized Growth In Key Gateway Markets CIM Commercial Trust – Key Investment Highlights High Quality Class A and Creative Office Portfolio 2 Deep Commercial Property Expertise Through Relationship with CIM Group; Insiders1 own ~20.5% of CMCT common stock2 1 Equity-Enhancing, Growth-Oriented Capital Structure External Growth Opportunity – Acquisitions & Select Redevelopment and Build-to-Suit 3 5 4 Includes CIM Group and its affiliates, as well as officers and directors of CMCT. Based on 14,827,410 shares of CMCT common stock outstanding as of May 7, 2020. 26

CMCT Appendix

Estimated Net Asset Value Estimated Net Asset Value (As of December 31, 2019) ($ in millions, except for shares and per share amounts) (Unaudited) Represents outstanding mortgage debt, junior subordinated notes, SBA 7(a) loan-backed notes, and borrowings on our revolving credit facility, at face value. Excludes secured borrowings on government guaranteed loans, which are included in other liabilities, cash and other assets. Outstanding Series A Preferred Stock represents total units outstanding as of December 31, 2019 of 4,484,376, less redemptions of 16,861 shares, multiplied by the stated value of $25.00 per share. Gross proceeds are not net of commissions, fees, allocated costs or discount as applicable. Outstanding Series L Preferred Stock represents total shares outstanding as of December 31, 2019 of 5,387,160 multiplied by the stated value of $28.37 per share. Gross proceeds are not net of commissions, fees, allocated costs or discount as applicable. 29 Estimated NAV Per share of common stock outstanding Investments in real estate - at fair value $ 912.8 Loans receivable - at fair value 72.7 Debt 1 (299.5) Cash and other assets, net of other liabilities (4.8) Noncontrolling interests (0.7) Redeemable Series A Preferred Stock 2 (111.7) Redeemable Series L Preferred Stock 3 (152.8) Estimated NAV attributable to common stockholders $ 416.0 $ 28.49 Shares of Common Stock outstanding 14,602,149 Estimated NAV

Key Metrics Lease Expirations as a % of Annualized Office Rent (March 31, 2020)1 Top Five Tenants (March 31, 2020) Represents gross monthly base rent, as of March 31, 2020, multiplied by 12. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail. Prior to February 28, 2023, the tenant may terminate up to 140,000 square feet of space in the aggregate (of which no more than 100,000 rentable square feet may be terminated with respect to the rentable square feet expiring in 2027) in exchange for a termination penalty. From and after February 28, 2023, with respect to the rentable square feet expiring in 2025, and February 28, 2025, with respect to rentable square feet expiring in 2027, the tenant has the right to terminate all or any portion of its lease with CMCT, effective as of any date specified by the tenant in a written notice given to CMCT at least 15 months prior to the termination, in each case in exchange for a termination penalty, the amount of which is dependent on a variety of factors, including but not limited to the date of the termination notice, the amount of the square feet to be terminated and the location within the building of the space to be terminated. Includes 17,045 square feet of month-to-month leases, as of March 31, 2020. 3 30 12.6% 8.2% 11.3% 6.5% 3.9% 33.2% 5.5% 7.7% 1.7% 6.7% 2.7% 0.0% 10.0% 20.0% 30.0% 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 Thereafter Tenant Property Lease Expiration Annualized Rent (in thousands) 1 % of Annualized Rent Rentable Square Feet % of Rentable Square Feet Kaiser Foundation Health Plan, Inc. 1 Kaiser Plaza 2025-2027 2 15,933 $ 29.2% 366,777 29.0% MUFG Union Bank, N.A. 9460 Wilshire Boulevard 2029 3,507 6.4% 27,569 2.2% 3 Arts Entertainment, Inc. 9460 Wilshire Boulevard 2026 2,151 3.9% 27,112 2.1% Westwood One, Inc. Lindblade Media Center 2025 1,867 3.4% 32,428 2.6% CIM Group, L.P. Various 2020-2030 1,865 3.4% 40,724 3.2% Total for Top Five Tenants 25,323 46.3% 494,610 39.1% All Other Tenants 29,201 53.7% 591,605 46.7% Vacant - 0.0% 179,625 14.2% Total Office 54,524 $ 100.0% 1,265,840 100.0%

CMCT Important Information

Important Information Assets Owned and Operated (AOO) represents the aggregate assets owned and operated by CIM on behalf of partners (including where CIM contributes alongside for its own account) and co-investors, whether or not CIM has discretion, in each case without duplication. AOO includes total gross assets at fair value, with real assets presented on the basis described in “Book Value” below and operating companies presented at gross assets less debt, as of the Report Date (as defined below) (including the shares of such assets owned by joint venture partners and co-investments), plus binding unfunded commitments. AOO also includes the $0.3 billion of AOO attributable to CIM Compass Latin America (CCLA), which is 50% owned and jointly operated by CIM. AOO for CMMT Partners, L.P. (CMMT) (which represents assets under management), a perpetual-life real estate debt fund, is $1.0 billion as of the Report Date. Report Date is defined to mean as of December 31, 2019. Book Value for each investment generally represents the investment’s book value as reflected in the applicable fund’s unaudited financial statements as of the Report Date prepared in accordance with U.S. generally accepted accounting principles on a fair value basis. These book values generally represent the asset’s third-party appraised value as of the Report Date, but in the case of CIM’s Cole Net-Lease Asset strategy, book values generally represent undepreciated cost (as reflected in SEC-filed financial statements). Equity Owned and Operated (EOO) represents the NAV (as defined below) before incentive fee allocation, plus binding unfunded commitments, which is $18.1 billion as of the Report Date, inclusive of $0.3 billion of EOO attributable to CCLA (as described above) and $0.9 billion of EOO for CMMT (which represents equity under management). For calculating the Book Value for CIM IV, the underlying assets of CMCT are assumed to be liquidated based upon the third-party appraised value of such assets. CIM does not view the price of CMCT’s publicly-traded shares to be a meaningful indication of the fair value of CIM IV’s interest in CMCT due to the fact that the publicly-traded shares of CMCT are thinly-traded. Net Asset Value (NAV) represents the distributable amount based on a “hypothetical liquidation” assuming that on the date of determination that: (i) investments are sold at their Book Values; (ii) debts are paid and other assets are collected; and (iii) appropriate adjustments and/or allocations between equity partners are made in accordance with applicable documents, as determined in accordance with applicable accounting guidance. 31